EXHIBIT 10.1

SHELL TRADING (US) COMPANY
1700 Broadway, Suite 1400
Denver, CO  80290

September 11, 2006

Native American Energy Group
72-11 Austin St, Suite 288
Forest Hills, NY  11375

Attn:  Raj S. Nanvaan
RE:	LEASE PURCHASE AGREEMENT
NUMBER: 01090R01

Dear Mr. Nanvaan

This confirms Shell Trading (US) Company’s (“STUSCO”) agreement to Native American Energy Group’s (“Seller”) agreement to sell and deliver crude oil production from the lease(s) described in the enclosed Attachment(s) to carriers designated by STUSCO.  Provisions relating to crude type(s), decimal interest(s) for purchases from each lease, price, payment for crude oil and payment of taxes are stated in Attachment(s).

This agreement will continue from the effective date indicated on Attachment(s) until the 1st of the month following either party’s thirty (30) days advance written notice of cancellation and is also subject to the terms and conditions stated in the General Provisions, a copy of which is attached hereto and made part hereof.

Please confirm by fax to 713-246-8863 to the attention of Amy Watson, that the above accurately records the terms and conditions of our agreement.  If a reply is not received within ten (10) business days, it will constitute acceptance of the terms stated herein.

Regards,

/s/ Patrick I.K. Clements
Patrick I.K. Clements
Crude oil Acquisitions – Rocky Mountain Region

NATIVE AMERICAN ENERGY GROUP

By:	/s/ Raj S. Nanvaan
Raj S. Nanvaan – CFO

Date:	9/11/06